POWER OF ATTORNEY

The undersigned understands that, from time to time, Orion Group Holdings, Inc. is required to prepare, execute and file certain federal and state securities laws filings.

Know all by these presents, that the undersigned hereby constitutes and appoints each of Travis J. Boone, Alison Vasquez, E. Chipman Earle and Jeffrey T. Albus or any of them signing singly, and with full power of substitution, the undersigned’s true and lawful attorney-in-fact to:

(1)

prepare and execute for and on behalf of Orion Group Holdings, Inc. in the undersigned’s capacity as a Chairman, authorized person, officer and/or director of Orion Group Holdings, Inc., federal and state securities laws filings including without limitation Schedules 13D and 13G and Forms 3, 4, and 5 in accordance with Sections 13(d) and 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) and the rules thereunder;

(2)

do and perform any and all acts for and on behalf of Orion Group Holdings, Inc. which may be necessary or desirable to complete and execute any such federal and state securities laws filings including without limitation Schedules 13D and 13G and Forms 3, 4, and 5, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and the securities administrators of any state, the District of Columbia, the Commonwealth of Puerto Rico, Guam and the United States Virgin Islands or their designees and any stock exchange or similar authority; and

(3)

take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in- fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted, whether the same needs to be executed, taken or done by him/her in his/her capacity as a current or former member, partner, shareholder, director or officer of Orion Group Holdings, Inc.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned’s responsibilities to comply with federal and state securities laws, including without limitation the rules of the 1933 Act or Section 13 and Section 16 of the 1934 Act.

This Power of Attorney and all authority conferred hereby shall not be terminated by operation of law, whether by the death or incapacity of the undersigned or by occurrence of any other event. Actions taken by an attorney-in-fact pursuant to this Power of Attorney shall be as valid as if any event described in the preceding sentence had not occurred, whether or not the attorney-in-fact shall have received notice of such event. Notwithstanding the foregoing, (i) in the event that an attorney-in-fact is no longer employed by Orion Group Holdings, Inc., this Power of Attorney and all authority conferred hereby shall be immediately terminated with respect to such Attorney, and (ii) the undersigned may terminate or revoke this Power of Attorney at any time. For the avoidance of doubt, this Power of Attorney shall replace in full any prior Power of Attorney executed by the undersigned with respect to the powers described herein and such prior Power of Attorney shall be considered null and void with no further action required by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11 day of November, 2026.

By:

/s/ Mark A. Handley

Name: Mark A. Handley

Title:   Director

STATE OF TEXAS

§

§

HARRIS COUNTY

§

Before me,  Shannon Berry, notary public in the State of Texas, on this day personally appeared Mark A. Handley, Director of Orion Group Holdings, Inc., known to me or proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed.

Given under my hand and seal of office this  11 day of November, 2026.

/s/ Shannon Berry

[Notarial Seal]

Signature of Notary

My commission expires: 08-18-2029